                     FIRST AMENDMENT TO CREDIT AGREEMENT

              This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of August 31, 1998 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("GOSS UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES, S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("GOSS FRANCE") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN"; and together with Company, Goss UK and Goss France, the "BORROWERS") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, "ADMINISTRATIVE AGENT") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT") and whose offices are at 11 Madison Avenue, New York, New York 10010, and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Multicurrency Credit Agreement dated as of January 29, 1998, by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent, Syndication Agent and certain other parties (the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

              WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to permit each of Company and its Subsidiaries to change its Fiscal Year-end from September 30 to December 31; and

              WHEREAS, Borrowers and Lenders also desire to amend the Credit Agreement to (i) amend certain of the defined terms contained therein, (ii) amend certain of the financial covenants contained therein, and (iii) make certain other amendments, all as more specifically set forth herein:

              NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

              SECTION 1.    AMENDMENTS TO THE CREDIT AGREEMENT

              1.1    AMENDMENTS TO SECTION 1:  PROVISIONS RELATING TO DEFINED
              TERMS.

              A. Amendments to Existing Definitions. Subsection 1.1 of the Credit Agreement is hereby amended as follows: the definitions "Applicable Base Rate Margin", "Applicable Offshore Rate Margin", "Consolidated Adjusted EBITDA" and "Fiscal Year" are each hereby amended by deleting each definition in its entirety and substituting the following therefor:

                     "'APPLICABLE BASE RATE MARGIN' means, as of any date of
              determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio:

              CONSOLIDATED LEVERAGE RATIO           APPLICABLE BASE RATE MARGIN
              ---------------------------           ---------------------------
             greater than or equal to 6.75:1.00               1.75%

                     less than 6.75:1.00                       1.50%
             but greater than or equal to 5.75:1.00

                     less than 5:75:1.00                       1.25%
             but greater than or equal to 4.50:1.00

                     less than 4.50:1.00                       1.00%
             but greater than or equal to 3.50:1.00

                     less than 3.50:1.00                       0.75%
             but greater than or equal to 3.00:1.00

                     less than 3.00:1.00                       0.50%
             but greater than or equal to 2.50:1.00

                     less than 2.50:1.00                       0.25%
             but greater than or equal to 2.00:1.00

                     less than 2.00:1.00                       0.00%

       ; PROVIDED that until adjusted in accordance with the provisions of subsection 2.2A, the Applicable Base Rate Margin shall be 1.75% per annum effective on the First Amendment Effective Date.

                     `APPLICABLE OFFSHORE RATE MARGIN' means, as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio:

          CONSOLIDATED LEVERAGE RATIO           APPLICABLE OFFSHORE RATE MARGIN
          ---------------------------           -------------------------------
       greater than or equal to 6.75:1.00                 2.75%

          CONSOLIDATED LEVERAGE RATIO           APPLICABLE OFFSHORE RATE MARGIN
          ---------------------------           -------------------------------

                  less than 6.75:1.00                       2.50%
       but greater than or equal to 5.75:1.00

                  less than 5:75:1.00                       2.25%
       but greater than or equal to 4.50:1.00

                  less than 4.50:1.00                       2.00%
       but greater than or equal to 3.50:1.00

                  less than 3.50:1.00                       1.75%
       but greater than or equal to 3.00:1.00

                  less than 3.00:1.00                       1.50%
       but greater than or equal to 2.50:1.00

                  less than 2.50:1.00                       1.25%
       but greater than or equal to 2.00:1.00

                  less than 2.00:1.00                       1.00%

       ; PROVIDED that until adjusted in accordance with the provisions of subsection 2.2A, the Applicable Offshore Rate Margin shall be 2.75% per annum effective on the First Amendment Effective Date.

                     `CONSOLIDATED ADJUSTED EBITDA' means, for any period, (a)
              the sum, without duplication, of the amounts for such period of
              (i) Consolidated Net Income, (ii) Consolidated Interest Expense,
              (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) expenses related to the RGS Customer Notes, (vii) for any period including December 31, 1998 only, salary and workforce reductions in an amount not to exceed $6,500,000, which reductions shall take place no later than December 31, 1998, and (viii) other non-cash items reducing Consolidated Net Income LESS (b) the sum, without duplication, of the amounts for such period of (i) income related to the RGS Customer Notes and (ii) other non-cash items increasing Consolidated Net Income, all of the foregoing determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                     `FISCAL YEAR' means the fiscal year of Company and its
              Subsidiaries ending on September 30 of each calendar year; PROVIDED that, upon due and proper authorization by the boards of directors of Company and its Subsidiaries, Company and its Subsidiaries may change their Fiscal Year-end from September 30 to December 31 commencing with the fifteen-month Fiscal Year ending December 31, 1999."

              B. AMENDMENTS TO EXISTING DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby further amended as follows:

              (i) by deleting the "." at the end of the definition of "CONSOLIDATED INTEREST EXPENSE" and substituting the following therefor:

                     "; PROVIDED FURTHER that with respect to discounts
              relating to sales of Accounts, which sales are off-balance sheet and non-recourse to Company and its Subsidiaries, such discounts shall be included in the definition of `Consolidated Interest Expense' for purposes of this Agreement."

              (ii) by (x) deleting the reference to "and" immediately prior to clause (iii) of the proviso contained therein and (y) deleting the "." at the end of the definition of "ASSET SALE" and substituting the following therefor:

                     ", and (iv) the sale of Accounts, notes and other
              evidences of Indebtedness, whether secured or unsecured, which sale is non-recourse to Company and its Subsidiaries, in each case in the ordinary course of business and consistent with the past practices of Company and its Subsidiaries as part of a governmental sponsored or private agency export credit program."

              (iii) by adding the following sentence to the end of the definition of "INVESTMENT":

                     "The definition of `Investment' shall not include any
              Indebtedness or Accounts that are current assets and that arose from sales of goods and services in the ordinary course of business and consistent with the past practices of Company and its Subsidiaries."

              C. ADDITION OF NEW DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby further amended by adding thereto the following definitions which shall be inserted in proper alphabetical order:

              "'ACCOUNT' means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

              `ELIGIBLE ACCOUNTS RECEIVABLE VALUE' means, with respect to a Person, the book value of all Accounts of such Person which may be properly classified as accounts receivable in conformity with GAAP LESS customary reserves for returns, discounts, deductions, claims, credits, charges or other customary allowances in conformity with GAAP.

              `ELIGIBLE INVENTORY VALUE' means, with respect to a Person, the gross book value of all Inventory of such Person which may be properly classified as inventory in conformity with GAAP LESS customary reserves for damaged, obsolete or worn-out goods, goods returned by customers or other customary allowances in conformity with GAAP.

              `FIRST AMENDMENT EFFECTIVE DATE' means the date on which that certain First Amendment to Credit Agreement dated as of August 31, 1998 by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Syndication Agent becomes effective in accordance with its terms, which date shall be no later than September 18, 1998.

              `INVENTORY' means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration, including without limitation raw materials, works in progress, finished goods and spare parts.

              `YEAR 2000 PROBLEM' means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations."

              1.2 AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.

              Subsection 2.2A of the Credit Agreement is hereby amended by deleting the reference to "the Applicable Base Rate Margin, the Applicable Offshore Rate Margin and" contained in the last sentence of such subsection 2.2A.

              1.3    AMENDMENTS TO SECTION 6:  BORROWERS' AFFIRMATIVE COVENANTS.

              Section 6 of the Credit Agreement is hereby amended by adding at the end of said Section 6 a new subsection 6.11 as follows:

       "6.11  YEAR 2000 COVENANT.

                     Each Borrower has reviewed, or will expeditiously review,
              its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or to the effects of a Year 2000 Problem suffered by any of Company's or any of its Subsidiaries' major commercial counter-parties. Each Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of Administrative Agent, each Borrower will provide Administrative Agent with assurances and substantiations (including without limitation the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to Administrative
              Agent as to the capability of each Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. Each Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material
              Adverse Effect."

              1.4    AMENDMENTS TO SECTION 7:  BORROWERS' NEGATIVE COVENANTS.

              A. INDEBTEDNESS. Subsection 7.1(ix) of the Credit Agreement is hereby amended by deleting the reference to "$7,500,000" contained therein and substituting "$25,000,000" therefor.

              B. CONTINGENT OBLIGATIONS. Subsection 7.4 of the Credit Agreement is hereby amended as follows:

              (i) by deleting the reference to "$10,000,000" contained in clause (iii) of said subsection 7.4 and substituting "$20,000,000" therefor; and

              (ii) by (x) deleting the reference to "and" immediately prior to subclause (c) contained therein and (y) deleting the ";" at the end of clause (ix) of said subsection 7.4 and adding the following therefor:

                     "; and (d) may become and remain liable with respect to the sale of Accounts, notes and other evidences of Indebtedness, whether secured or unsecured, which sale is non-recourse to Company and its Subsidiaries, in each case in the ordinary course of business and consistent with the past practices of Company and its Subsidiaries as part of a government sponsored or private agency export credit program, so long as such liability relates only to interest rate changes between the time of the origination of such Indebtedness and its repayment and to Company's and its Subsidiaries' title to the Indebtedness being sold, its or their authority to enter into sale transactions, and other representations and warranties (other than with respect to the obligor's repayment of Indebtedness) as are customary for such sale transactions;"

              C. RESTRICTED JUNIOR PAYMENTS. Subsection 7.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

              "7.5   RESTRICTED JUNIOR PAYMENTS.

                     No Borrower shall nor shall any Borrower permit any of its
              Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) Company may make payments of regularly scheduled interest in respect of the Senior Subordinated Notes, in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated
              Note Indenture; (ii) Company may make repurchases of Senior Subordinated Notes in an aggregate amount not to exceed $25,000,000 (including principal, interest, premiums, fees and other expenses) so long as (x) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and (y) the Consolidated Leverage Ratio, after giving PRO FORMA effect to such repurchases and any Indebtedness incurred in connection therewith, for the immediately preceding four consecutive Fiscal Quarter period prior to such date of determination does not exceed 3.00:1.00; and (iii) so long as (x) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and (y) the Consolidated Leverage Ratio for the immediately preceding four consecutive Fiscal Quarter period prior to such date of determination does not exceed 3.00:1.00, Company may make Restricted Junior Payments to Holdings (X) in an aggregate amount not to exceed $500,000 in any Fiscal Year (PROVIDED that, in the event Company changes its Fiscal Year-end from September 30 to December 31, then for such fifteen-month Fiscal Year such aggregate amount shall not exceed $625,000) in order to permit Holdings to pay general administrative costs and expenses, (Y) in an aggregate amount not to exceed in the aggregate $1,000,000 in any Fiscal Year (PROVIDED that, in the event Company changes its Fiscal Year-end from September 30 to December 31, then for such fifteen-month Fiscal Year such aggregate amount shall not exceed $1,250,000; PROVIDED FURTHER that the unused portion of such $1,000,000 (or $1,250,000 for such fifteen-month Fiscal Year) may be carried forward to the succeeding Fiscal Year, but only to an aggregate amount not to exceed $2,000,000 of such Restricted Junior Payments for any given Fiscal Year (or $2,500,000 for such fifteen-month Fiscal Year)) or $5,000,000 during the term of this Agreement PLUS the net cash proceeds of any issuance of Holdings Common Stock to Management Investors and other officers and employees of Company and its Subsidiaries in accordance with the terms of the Stockholders Agreement and the Management Investment Incentive Plan, which net cash proceeds have been contributed to Company, and (Z) in an amount necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings, Company and Company's Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose."

              D. MINIMUM FIXED CHARGE RATIO. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:


       "    PERIOD                               MINIMUM FIXED CHARGE RATIO
       ---------------                           --------------------------
       September 30, 1998                               0.80:1.00
       December 31, 1998                                0.80:1.00

       March 31, 1999                                   0.95:1.00
       June 30, 1999                             1.20:1.00
       September 30, 1999                               1.20:1.00
       December 31, 1999                                1.40:1.00

       March 31, 2000                                   1.40:1.00
       June 30, 2000                             1.40:1.00
       September 30, 2000                               1.40:1.00
       December 31, 2000                                1.50:1.00

       March 31, 2001                                   1.50:1.00
       June 30, 2001                             1.50:1.00
       September 30, 2001                               1.50:1.00
       December 31, 2001                                1.50:1.00

       March 31, 2002                                   1.50:1.00
       June 30, 2002                             1.50:1.00
       September 30, 2002                               1.50:1.00
       December 31, 2002                                1.50:1.00"

              E. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:


                                                 MAXIMUM CONSOLIDATED
       "    PERIOD                                  LEVERAGE RATIO
        -------------                            --------------------
       September 30, 1998                               9.75:1.00
       December 31, 1998                                9.00:1.00

       March 31, 1999                                   7.75:1.00
       June 30, 1999                             6.10:1.00
       September 30, 1999                               6.10:1.00
       December 31, 1999                                5.35:1.00

       March 31, 2000                                   4.75:1.00
       June 30, 2000                             4.75:1.00
       September 30, 2000                               4.75:1.00
       December 31, 2000                                4.75:1.00

       March 31, 2001                                   4.75:1.00
       June 30, 2001                             4.75:1.00



                                                 MAXIMUM CONSOLIDATED
       "    PERIOD                                  LEVERAGE RATIO
        -------------                            --------------------
       September 30, 2001                               4.75:1.00
       December 31, 2001                                4.75:1.00

       March 31, 2002                                   4.75:1.00
       June 30, 2002                             4.75:1.00
       September 30, 2002                               4.75:1.00
       December 31, 2002                                4.75:1.00"

              F. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

                                                        MINIMUM CONSOLIDATED
       "    PERIOD                                        ADJUSTED EBITDA
        -----------                                     --------------------
       September 30, 1998                               $30,000,000
       December 31, 1998                                $36,000,000

       March 31, 1999                                   $44,000,000
       June 30, 1999                                    $60,000,000
       September 30, 1999                               $60,000,000
       December 31, 1999                                $75,000,000

       March 31, 2000                                   $75,000,000
       June 30, 2000                                    $75,000,000
       September 30, 2000                               $75,000,000
       December 31, 2000                                $75,000,000

       March 31, 2001                                   $80,000,000
       June 30, 2001                                    $80,000,000
       September 30, 2001                               $80,000,000
       December 31, 2001                                $80,000,000

       March 31, 2002                                   $80,000,000

       June 30, 2002                                    $80,000,000
       September 30, 2002                               $80,000,000
       December 31, 2002                                $80,000,000

; PROVIDED that, for purposes of this subsection 7.6C only, (i) with respect to the Fiscal Quarter ended on September 30, 1998, Consolidated Adjusted EBITDA shall be for the immediately preceding one Fiscal Quarter period; (ii) with respect to the Fiscal Quarter ended on December 31, 1998, Consolidated Adjusted EBITDA shall be for the immediately preceding two-consecutive Fiscal Quarter period; (iii) with respect to the Fiscal Quarter ended on March 31, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding three-consecutive
Fiscal Quarter period; and (iv) for each subsequent Fiscal Quarter after the Fiscal Quarter ended on March 31, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding four-consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter occurring during any of the periods set forth above."

              G. MINIMUM CONSOLIDATED NET WORTH. Subsection 7.6D of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:

                                                      MINIMUM CONSOLIDATED
       "    PERIOD                                           NET WORTH
        -------------                                 --------------------
       September 30, 1998                               $72,000,000
       December 31, 1998                                $62,000,000

       March 31, 1999                                   $55,000,000
       June 30, 1999                                    $55,000,000
       September 30, 1999                               $65,000,000
       December 31, 1999                                $70,000,000

       March 31, 2000                                   $65,000,000
       June 30, 2000                                    $67,000,000
       September 30, 2000                               $72,000,000
       December 31, 2000                                $74,000,000

       March 31, 2001                                   $76,000,000
       June 30, 2001                                    $78,000,000
       September 30, 2001                               $80,000,000
       December 31, 2001                                $85,000,000

       March 31, 2002                                   $85,000,000
       June 30, 2002                                    $85,000,000
       September 30, 2002                               $85,000,000
       December 31, 2002                                $85,000,000"

              H. MINIMUM ASSET COVERAGE. Subsection 7.6 is hereby amended by adding immediately after subsection 7.6D the following:

                     "E.    MINIMUM ASSET COVERAGE.  Company shall not permit
       the sum of (x) 85% of the Eligible Accounts Receivable Value of Company and its Subsidiaries PLUS (y) 65% of the Eligible Inventory Value of Company and its Subsidiaries to be less than the product of (a) 1.10 MULTIPLIED BY (b) the aggregate principal amount of all outstanding Loans and Letters of Credit, in each case as of the last day of the Fiscal Quarter for which such determination is being made."

              I. RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. Subsection 7.7 of the Credit Agreement is hereby amended by (a) deleting the reference to "$30,000,000 for any given Fiscal Year" contained in clause (iii) and substituting "$30,000,000 for any given Fiscal Year (PROVIDED that, in the event Company changes its Fiscal Year-end from September 30 to December 31, then for such fifteen-month Fiscal Year such aggregate amount shall not exceed $37,500,000)" therefor, and (b) deleting the reference to "$5,000,000 for any given Fiscal Year" contained in clause (v) and substituting "$5,000,000 for any given Fiscal Year (PROVIDED that, in the event Company changes its Fiscal Year-end from September 30 to December 31, then for such fifteen-month Fiscal Year such aggregate amount shall not exceed $6,250,000)" therefor.

              J. CONSOLIDATED CAPITAL EXPENDITURES. Subsection 7.8 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

                                               MAXIMUM CONSOLIDATED
            "  FISCAL YEAR                      CAPITAL EXPENDITURES
            -------------------                ----------------------
              Fiscal Year 1998                          $27,500,000
              Fiscal Year 1999                          $20,000,000
              Fiscal Year 2000 and each
                     Fiscal Year thereafter     $20,000,000

       ; PROVIDED that, in the event Company changes its Fiscal Year-end from September 30 to December 31, then for such fifteen-month Fiscal Year the Maximum Consolidated Capital Expenditures Amount shall not exceed $25,000,000."

              G. FISCAL YEAR. Subsection 7.14 is hereby amended by deleting it in its entirety and substituting the following therefor:

       "7.14  FISCAL YEAR.

                     None of Company nor any of its Subsidiaries shall change
              its Fiscal Year-end from September 30 or December 31, as the case may be, without giving 60 days notice to Administrative Agent and Lenders of such change."

              1.5    AMENDMENTS TO EXHIBITS.

              ATTACHMENT I to EXHIBIT VI to the Credit Agreement is hereby amended as follows:

              (i)    by deleting the reference to "$7,500,000" set forth in Item
              A.14 of said ATTACHMENT I to EXHIBIT VI and substituting "$25,000,000" therefor;

              (ii) by deleting the reference to "$10,000,000" set forth in Item C.2 of said ATTACHMENT I to EXHIBIT VI and substituting "$20,000,000" therefor;

              (iii) by (x) deleting the reference to "$500,000" set forth in Item D.7 of said ATTACHMENT I to EXHIBIT VI and substituting "$500,000(1)" therefor, and (y) adding the following text of such footnote 1 at the bottom of the appropriate page of said ATTACHMENT I to EXHIBIT VI:

                     "(1) In the event that Company changes its Fiscal Year-end from September 30 to December 31, then such maximum permitted amount shall be $625,000";

              (iv) by adding (x) footnote 2 [2] immediately after the reference to "(for the four-Fiscal Quarter period ending __________, _______)" set forth in the introductory line of Item G of said ATTACHMENT I to EXHIBIT VI and (y) the following text of such footnote 2 at the bottom of the appropriate page of said ATTACHMENT I to EXHIBIT VI:

                     "(2) With respect to (i) the Fiscal Quarter ended on
              September 30, 1998, Consolidated Adjusted EBITDA shall be for the immediately preceding one Fiscal Quarter period; (ii) the Fiscal Quarter ended on December 31, 1998, Consolidated Adjusted EBITDA shall be for the immediately preceding two-consecutive Fiscal Quarter period; (iii) the Fiscal Quarter ended on March 31, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding three-consecutive Fiscal Quarter period; and (iv) each subsequent Fiscal Quarter after the Fiscal Quarter ended on March 31, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding four-consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter.";

              (v) by (x) adding the following as the new line 7 to Item G of said ATTACHMENT I to EXHIBIT VI:

              "7.    Salary and workforce reductions (for any
                     period including December 31, 1998 only and
                     not to exceed $6,500,000):                  $___________";

       (y) renumbering the original lines 7 through 11 as new lines 8 through 12; and (z) deleting the parenthetical contained in the original line 10 (the new line 11) in its entirety and substituting the following therefor: "((1+2+3+4+5+6+7+8)-(9+10))";

              (vi)   by (x) deleting the reference to "$30,000,000" set forth in
              Item I.2 of said ATTACHMENT I to EXHIBIT VI and substituting "$30,000,0003" therefor, and (y) adding the following text of such footnote 3 at the bottom of the appropriate page of said ATTACHMENT I to EXHIBIT VI:

                     "(3) In the event that Company changes its Fiscal Year-end from September 30 to December 31, then such maximum permitted amount shall be $37,500,000";

              (vii)  by (x) deleting the reference to "$5,000,000" set forth in
              Item I.6 of said ATTACHMENT I to EXHIBIT VI and substituting "$5,000,000(4)" therefor, and

              (y) adding the following text of such footnote 4 at the bottom of the appropriate page of said ATTACHMENT I to EXHIBIT VI:

                     "(4) In the event that Company changes its Fiscal Year-end from September 30 to December 31, then such maximum permitted amount shall be $6,250,000"; and

              (viii) by adding immediately after Item J of said ATTACHMENT I to
              EXHIBIT VI the following:

              "K.    MINIMUM ASSET COVERAGE (as of ___________, _______).

                     1.     Eligible Accounts Receivable Value:
                     $___________

                     2. 85% of Eligible Accounts Receivable Value (0.85 x Item K.1):
          $___________

                     3.     Eligible Inventory Value:
          $___________

                     4.     65% of Eligible Inventory Value (0.65 x
                            Item K.3):
          $___________

                     5. Aggregate principal amount of all outstand-ing Loans and Letters of Credit:
          $___________

                     6.     Product of 1.10 MULTIPLIED BY Item K.5:
          $___________

                     7. Sum of Item K.3 PLUS Item K.4 (Item K.7 may not exceed Item K.6):
          $___________"



              SECTION 2.    CONDITIONS TO EFFECTIVENESS

              Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

              A. BORROWER DOCUMENTS. On or before the First Amendment Effective Date, each Borrower shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

                     1. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                     2. Signature and incumbency certificates of their respective officers executing this Amendment; and

                     3.     Six executed copies of this Amendment.

              B. EXECUTION OF AMENDMENT BY REQUISITE LENDERS. On or before the First Amendment Effective Date, Requisite Lenders shall have executed and delivered copies of this Amendment to Administrative Agent.

              C. FEES. On or before the First Amendment Effective Date, Company shall pay to Administrative Agent, for distribution to each Lender who executes this Amendment on or before the First Amendment Effective Date in proportion to that Lender's Pro Rata share of the Revolving Loan Commitments, an amendment fee equal to 0.250% of the Revolving Loan Commitments.

              D. OTHER PROCEEDINGS. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

              SECTION 3.    BORROWERS' REPRESENTATIONS AND WARRANTIES

              In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

              A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

              B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

              C. NO CONFLICT. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of such Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Borrower or any of its Subsidiaries.

              D. GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

              E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by each Borrower and are the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

              F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

              G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

              SECTION 4.    ACKNOWLEDGEMENT AND CONSENT

              Company is a party to certain Guaranties and each Borrower is a party to certain Collateral Account Agreements, Security Agreements, Pledge Agreements, Trademark Security Agreements, Patent Security Agreements and Mortgages pursuant to which such Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Holdings is a party to a Guaranty and certain Security Agreements and Pledge Agreements pursuant to which Holdings has (i) guarantied the Obligations and
(ii) created Liens in favor of Administrative Agent on certain Collateral to secure its obligations under the Guaranty. Each Borrower and Holdings are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and all such Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

              Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Amended Agreement.

              Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

              Each Credit Support Party (other than the Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

              SECTION 5.  MISCELLANEOUS

              A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

              (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

              (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

              (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

              B. FEES AND EXPENSES. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

              C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

              D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

              E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.





                    [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   GOSS GRAPHIC SYSTEMS, INC.,
                                   as a Borrower

                                   By: ______________________
                                   Title: ___________________

                                   GOSS GRAPHIC SYSTEMS LIMITED,
                                   as a Borrower

                                   By: ______________________
                                   Title: ___________________

                                   GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                   as a Borrower

                                   By: ______________________
                                   Title: ___________________

                                   GOSS GRAPHIC SYSTEMS JAPAN CORPORATION,
                                   as a Borrower

                                   By: ______________________
                                   Title: ___________________

                                   GGS HOLDINGS, INC.,
                                   as a Credit Support Party

                                   By: ______________________
                                   Title: ___________________

                                   LENDERS:

                                   BANKERS TRUST COMPANY,
                                   as Administrative Agent and as a Lender

                                   By: _________________________
                                   Title: ______________________

                                   CREDIT SUISSE FIRST BOSTON,
                                   as Syndication Agent and as a Lender

                                   By: ______________________________
                                   Title:____________________________

                                   By: ______________________________
                                   Title: ___________________________

                                   THE BANK OF NOVA SCOTIA,
                                   as a Lender

                                   By:_____________________________
                                   Title: _________________________

                                   BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                   ASSOCIATION, as a Lender

                                   By: ______________________________
                                   Title: ___________________________

                                   THE BANK OF NEW YORK,
                                   as a Lender

                                   By: ______________________________
                                   Title: ___________________________

                                   NATIONSBANK, N.A.,
                                   as a Lender

                                   By: ______________________________
                                   Title: ___________________________

                                   CREDIT AGRICOLE INDOSUEZ,
                                   as a Lender

                                   By: _______________________________
                                   Title: ____________________________

                                   By: _______________________________
                                   Title: ____________________________

                                   DEUTSCHE FINANCIAL SERVICES CORPORATION, as a Lender and as an Indemnifying Lender

                                   By: _______________________________
                                   Title: ____________________________

                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as a Lender

                                   By: ______________________________
                                   Title: ___________________________

                                   THE FUJI BANK, LIMITED,
                                   as a Lender

                                   By: ______________________________
                                   Title: ___________________________

                                   HARRIS TRUST AND SAVINGS BANK,
                                   as a Lender

                                   By: _____________________________
                                   Title: __________________________

                                   THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as a Lender and as an Indemnifying Lender

                                   By: ______________________________
                                   Title: ___________________________

                                   LASALLE NATIONAL BANK,
                                   as a Lender

                                   By: _______________________________
                                   Title: ____________________________

                                   NATIONAL BANK OF CANADA, A CANADIAN CHARTERED BANK, as a Lender

                                   By: _______________________________
                                   Title: ____________________________

                                   By: _______________________________
                                   Title: ____________________________

                                   THE SANWA BANK, LIMITED, CHICAGO BRANCH, as a Lender

                                   By: _______________________________
                                   Title: ____________________________

                                   GENERAL ELECTRIC CAPITAL CORPORATION, as a
                                   Lender

                                   By: ________________________________
                                   Title: _____________________________

                                   NATIONAL WESTMINSTER BANK PLC, NASSAU BRANCH, as a Lender

                                   By: _______________________________
                                   Title:  Manager and Vice President



                                   NATIONAL WESTMINSTER BANK PLC,
                                   NEW YORK BRANCH, as a Lender

                                   By: _______________________________
                                   Title:  Manager and Vice President

                                   BARCLAYS BANK PLC,
                                   as a Lender

                                   By: _________________________________
                                   Title: ______________________________

                                   DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                   BRANCHES, as a Lender

                                   By: _________________________________
                                   Title: ______________________________

                                   By: _________________________________
                                   Title: ______________________________

                                   CIBC INC., as a Lender and
                                   as an Indemnifying Lender

                                   By: _________________________________
                                   Title: ______________________________

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                       AND
                                 LIMITED WAIVER


                  This SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "AMENDMENT") is dated as of January 12, 1999 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("GOSS UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES, S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("GOSS FRANCE") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN"; and together with Company, Goss UK and Goss France, the "BORROWERS") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, "ADMINISTRATIVE AGENT") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT") and whose offices are at 11 Madison Avenue, New York, New York 10010, and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Multicurrency Credit Agreement dated as of January 29, 1998, by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent, Syndication Agent and certain other parties, as amended by that certain First Amendment dated as of August 31, 1998 (as so amended, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.



                                    RECITALS

                  WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to include a borrowing base with respect to Revolving Loans; and

                  WHEREAS, Borrowers and Lenders also desire to amend the Credit Agreement to (i) amend certain of the defined terms contained therein, (ii) amend certain of the financial covenants contained therein, and (iii) make certain other amendments, all as more specifically set forth herein:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

         1.1      AMENDMENTS TO RECITALS.

                  The Recitals to the Credit Agreement are hereby amended by deleting the reference to "$175,000,000" contained in the second recital and substituting "up to $175,000,000" therefor.

         1.2      AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS.

                  A. AMENDMENTS TO EXISTING DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby amended as follows: the definitions "Applicable Base Rate Margin", "Applicable Offshore Rate Margin", "Commitment Fee Percentage", "Consolidated Leverage Ratio", "Eligible Accounts Receivable Value", "Eligible Inventory Value", "Inventory" and "Maximum Revolving Loan Commitments" are each hereby amended by deleting each definition in its entirety and substituting the following therefor:

                  "APPLICABLE BASE RATE MARGIN" means, as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio:


     CONSOLIDATED LEVERAGE RATIO                    APPLICABLE BASE RATE MARGIN
    greater than or equal to 4.00:1.00                          2.25%

             less than 4.00:1.00                                2.00%
     but greater than or equal to 3.50:1.00

             less than 3.50:1.00                                1.75%
     but greater than or equal to 3.00:1.00

             less than 3.00:1.00                                1.50%


         ; PROVIDED that until adjusted in accordance with the provisions of subsection 2.2A, the Applicable Base Rate Margin shall be 2.25% per annum effective on the Second Amendment Effective Date.

                  "APPLICABLE OFFSHORE RATE MARGIN" means, as of any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio:


        CONSOLIDATED LEVERAGE RATIO              APPLICABLE OFFSHORE RATE MARGIN
       greater than or equal to 4.00:1.00                     3.25%

                less than 4.00:1.00                           3.00%
        but greater than or equal to 3.50:1.00

                less than 3.50:1.00                           2.75%
        but greater than or equal to 3.00:1.00

                less than 3.00:1.00                           2.50%



         ; PROVIDED that until adjusted in accordance with the provisions of subsection 2.2A, the Applicable Offshore Rate Margin shall be 3.25% per annum effective on the Second Amendment Effective Date.

                  "COMMITMENT FEE PERCENTAGE" means, as of any date of determination, 0.500% per annum.

                  "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (x) Consolidated Total Debt, as of the last day of the Fiscal Quarter for which such determination is being made, to (y) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter for which such determination is being made.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means the aggregate amount of all Accounts of all Borrowers deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Administrative Agent, an Account shall not be an Eligible Account Receivable if:

                           (a) it arises out of a sale made by a Borrower to an
                  Affiliate; or

                           (b) the goods giving rise to such Account have been
                  shipped, delivered and invoiced, and title has passed, to the account debtor and such Account is classified by a Borrower in accordance with its past practices and procedures as an "account receivable not yet due" (collectively, the "EXTENDED PAYMENT ACCOUNTS"), but only to the extent (1) the aggregate amount of all such Extended Payment Accounts of all Borrowers exceeds 20% of all Accounts of all Borrowers or (2) final payment on such an Extended Payment Account shall not be received by such Borrower within 270 days after shipment and delivery of the goods giving rise to such Extended Payment Account; or

                           (c) it is unpaid more than 90 days after the original
                  payment due date; or

                           (d) it is from the same account debtor or its
                  Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under
                  (c) above; or

                           (e) when aggregated with all other Accounts of an
                  account debtor, such Account exceeds 25% in face value of all Accounts of all Borrowers then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to Administrative Agent; or

                           (f) the account debtor for such Account is a creditor
                  of any Borrower, has or has asserted a right of setoff against such Borrower, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Borrower to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                           (g) the account debtor is (or its assets are) the
                  subject of any of the events described in subsection 8.6 or 8.7; or

                           (h) (1) such Account is not payable in Dollars, an
                  Offshore Currency or any other freely convertible or exchangeable currency or (2) the account debtor for such Account is located outside the United States, the EU or Japan, except to the extent (x) the aggregate amount of such Accounts of all Borrowers which do not comply with sub-clause (2) above does not exceed 20% of the aggregate amount of all Accounts of all Borrowers, or (y) such Account is supported by an irrevocable letter of credit, a guaranty or any other financing arrangement, in each case satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to Administrative Agent; or

                           (i) the sale to the account debtor is on a
                  bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                           (j) Administrative Agent determines by its own credit
                  analysis that collection of such Account is uncertain or that such Account may not be paid; or

                           (k) the account debtor is any federal, state, local,
                  provincial, or other comparable or similar governmental authority, agency or instrumentality; PROVIDED that if the account debtor is the United States of America, the UK, France or Japan, or any department, agency or instrumentality thereof, such Account shall not be ineligible solely as a result of this clause (k) if the applicable Loan Party duly assigns its rights to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.ss. 3727 et seq.) or the comparable law, code or regulation in the UK, France or Japan, as the case may be; or

                           (l) such Account does not comply with all
                  requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System and all Environmental Laws; or

                           (m) such Account arises as a result of any progress
                  billing or such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                           (n) the goods giving rise to such Account are subject
                  to any Secured Customer Financing Arrangement or Customer Financing Note Guaranty; or

                           (o) it is not subject to a valid and perfected First
                  Priority Lien in favor of Administrative Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; PROVIDED that no Account which is otherwise an Eligible Account Receivable shall be excluded under this clause (o) solely as a result of (i) in the case of Goss UK and Goss France, the account debtor for such Account is located in a jurisdiction other than that of the UK or France so long as such account debtor is in the EU; and (ii) in the case of Goss Japan, such Account is not subject to a perfected Lien in favor of Administrative Agent solely because (x) no notification of Administrative Agent's security interest in such Account has been provided to the account debtor or (y) Administrative Agent has not taken possession of any drafts or checks related to such Account; or

                           (p) it is an Account with a customer credit balance
                  that is unpaid more than 90 days after the original payment date for which a debit balance exists; or

                           (q) it is not owned solely by a Borrower or such
                  Borrower does not have good, valid and marketable title thereto;

         PROVIDED that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE INVENTORY" means the aggregate amount of Inventory of all Borrowers deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Inventory shall be valued at the lower of cost or market, on a basis consistent with Borrowers' current and historical accounting practice. Unless otherwise approved in writing by Administrative Agent, an item of Inventory shall not be included in Eligible Inventory if:

                           (a) it is not owned solely by a Borrower or such
                  Borrower does not have good, valid and marketable title thereto; or

                           (b) it is not located in the United States, the UK,
                  France or Japan; or

                           (c) other than finished goods constituting Inventory
                  subject to a Secured Customer Financing Arrangement which are in the process of being installed by a Borrower for a period which does not exceed six months ("SPECIFIED FINISHED GOODS"), it consists of goods or Inventory (including consigned goods or Inventory) not located on property owned or leased by any Borrower or in a contract warehouse; PROVIDED that such goods or Inventory (other than consigned goods or Inventory) shall not be excluded under this clause (c) if such goods are located on property owned or leased by any Borrower or in a contract warehouse, in each case that is subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and such goods are segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                           (d) it is not subject to a valid and perfected First
                  Priority Lien in favor of Administrative Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; PROVIDED that no Inventory which is otherwise Eligible Inventory shall be excluded under this clause (d) solely as a result of, in the case of Goss UK and Goss France, Specified Finished Goods are being installed in a jurisdiction other than that of the UK or France so long as they are being installed in the EU; or

                           (e) it consists of goods returned or rejected by any
                  Borrower's customers, or goods (other than Specified Finished Goods) in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

                           (f) it consists of raw materials constituting
                  Inventory which are sub-assemblies or works in process or other partially manufactured goods constituting Inventory; or

                           (g) it is not first-quality goods, is obsolete or
                  slow moving, or is not accountable due to loss or shrinkage or valuation capitalization, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                           (h) it consists of Inventory to be included in
                  finished goods and such Inventory has been assigned to specific contracts with customers who have made advance payments with respect to such Inventory on such contracts;

         PROVIDED that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "INVENTORY" means, with respect to a Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, including without limitation (but without duplication) raw materials, components, works in process, finished goods (including without limitation all completed offset newspaper press systems, insert web offset press systems and commercial web offset printing presses, or accessories thereto, and other related goods and merchandise, in each case constituting finished goods which are held for sale or lease by such Person, including those held for display or demonstration), spare parts (including without limitation all components, goods, merchandise or spare parts relating to press equipment held for sale or lease by such Person in connection with the servicing, maintenance or repair of finished goods sold or leased by such Person), or other materials used or consumed, or to be used or consumed, in the business of such Person; PROVIDED that "Inventory" shall not include any materials or other items that would otherwise constitute "Equipment".

                  "MAXIMUM REVOLVING LOAN COMMITMENTS" means, as of any date of determination, (x) for any Borrower, the Dollar Equivalent of the Revolving Loan Commitments available to such Borrower as set forth in the most recent Notice of Allocation delivered by Borrowers to Administrative Agent pursuant to subsection 2.1A(i)(b), and (y) for all Borrowers, (1) for the period from and including the Effective Date to but excluding January 1, 2001, the Dollar Equivalent of $200,000,000 LESS the aggregate amount of all reductions made to all Revolving Loan Commitments pursuant to subsections 2.4A(ii) and 2.4.A(iii), (2) for the period from and including January 1, 2001 to but excluding January 1, 2002, the Dollar Equivalent of $175,000,000 LESS the aggregate amount of all reductions made to all Revolving Loan Commitments pursuant to subsections 2.4A(ii) and 2.4.A(iii), and (3) for the period from and including January 1, 2002 through and including the Commitment Termination Date, the Dollar Equivalent of $150,000,000 LESS the aggregate amount of all reductions made to all Revolving Loan Commitments pursuant to subsections 2.4A(ii) and 2.4.A(iii)."

                  B. AMENDMENTS TO EXISTING DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the reference to "$175,000,000" contained in the definition of "Letters of Credit Suballocation" and substituting "the Maximum Letter of Credit Amount" therefor.

                  C. ADDITION OF NEW DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby further amended by adding thereto the following definitions which shall be inserted in proper alphabetical order:

                  "BORROWING BASE" means, as at any date of determination, an aggregate amount equal to:

                           (i) eighty-five percent (85%) of Eligible Accounts
                  Receivable of all Borrowers, PLUS

                           (ii) sixty-five percent (65%) of Eligible Inventory
                  of all Borrowers, PLUS

                           (iii) fifty percent (50%) of Eligible Equipment of
                  all Borrowers, PLUS

                           (iv) fifty percent (50%) of Eligible Real Property of
                  all Borrowers, PLUS

                           (v) fifty percent (50%) of Eligible Intellectual
                  Property of all Borrowers, MINUS

                           (vi) the aggregate amount of reserves, if any,
                  established by Administrative Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment, Eligible Real Property and Eligible Intellectual Property of Borrowers;

         PROVIDED that Administrative Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment, Eligible Real Property and Eligible Intellectual Property of Borrowers and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Second Amendment Effective Date.

                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT XXVI annexed hereto delivered by Borrowers pursuant to subsection 6.1(xx). Borrowers shall complete such Borrowing Base Certificate based on the respective Dollar, Sterling, Franc, Mark or Yen amounts reflected for Accounts, Inventory, Equipment, Real Property Assets or Intellectual Property on Borrowers' financial books and records and shall, in addition, provide the Dollar Equivalent of such Sterling, Franc, Mark or Yen amounts as of the date of such Borrowing Base Certificate. For purposes of determining compliance with the provisions of this Agreement, Administrative Agent shall utilize the Dollar Equivalent of such Sterling, Franc, Mark or Yen amounts.

                  "BTCC RECEIVABLES PURCHASE AGREEMENTS" means that certain receivables purchase agreement, dated as of November 27, 1998, entered into by and between BT Commercial Corporation and Company, and any and all related agreements, including without limitation any related put agreements, executed and delivered in connection with such receivables purchase agreement.

                  "CONTRIBUTED ACCOUNTS" means the Accounts, as set forth on
         SCHEDULE 1.1(B) annexed hereto, purchased by BT Commercial Corporation from Company and which Contributed Accounts, with a face value of not less than $35,000,000, shall be purchased by Stonington Equity Sub from BT Commercial Corporation and contributed by Stonington Equity Sub to Company as the Stonington 1999 Equity Contribution, in each case pursuant to the BTCC Receivables Purchase Agreements.

                  "ELIGIBLE EQUIPMENT" means the aggregate amount of all Equipment of all Borrowers deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Equipment shall be valued at the liquidation value of such Equipment. Unless otherwise approved in writing by Administrative Agent, an item of Equipment shall not be included in Eligible Equipment if:

                           (a) it is not owned solely by a Borrower or such
                  Borrower does not have good, valid and marketable title thereto; or

                           (b) it is not located in the United States, the UK,
                  France or Japan; or

                           (c) it is not subject to a valid and perfected First
                  Priority Lien in favor of Administrative Agent; or

                           (d) it is not first-quality goods, is obsolete or
                  slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

         PROVIDED that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE INTELLECTUAL PROPERTY" means the aggregate amount of all Intellectual Property of all Borrowers deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Intellectual Property shall be valued at fair market value. Unless otherwise approved in writing by Administrative Agent, an item of Intellectual Property shall not be included in Eligible Intellectual Property if:

                           (a) it is not owned solely by a Borrower or such
                  Borrower does not have good, valid and marketable title thereto; or

                           (b) it is not subject to a valid and perfected First
                  Priority Lien in favor of Administrative Agent, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

         PROVIDED that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE REAL PROPERTY" means the aggregate amount of all Real Property Assets of all Borrowers deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Real Property Assets shall be valued at fair market value. Unless otherwise approved in writing by Administrative Agent, an item of Real Property Assets shall not be included in Eligible Real Property Assets if:

                           (a) it is not owned solely by a Borrower or such
                  Borrower does not have good, valid and marketable title thereto; or

                           (b) it is not located in the United States, the UK,
                  France or Japan; or

                           (c) it is not subject to a valid and perfected First
                  Priority Lien in favor of Administrative Agent, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

         PROVIDED that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "EQUIPMENT" means, with respect to a Person, all equipment in all of its forms, all parts thereof and all accessions thereto owned or held by such Person, including without limitation all equipment, parts and accessions relating to the manufacture, production, servicing, maintenance or repair of press systems, printing presses and related finished goods and spare parts; PROVIDED that "Equipment" shall not include any materials or other items that would otherwise constitute "Inventory".

                  "EU" means the European Union.

                  "INTELLECTUAL PROPERTY" means, with respect to a Person, any trademarks, servicemarks, tradenames, tradesecrets, business names, logos, patents, licenses and copyrights, any applications thereof, any registration and franchise rights and interest relating thereto, and any other intellectual property of any type, and any goodwill associated with any of the foregoing, owned or held by such Person.

                  "INVESTMENT AGREEMENT" means that certain Investment Agreement dated as of January 12, 1999 entered into by and between Stonington Equity Sub and Holdings.

                  "MAXIMUM LETTER OF CREDIT AMOUNT" means, as of any date of determination, for all Borrowers, (1) for the period from and including the Effective Date to but excluding January 1, 2001, the Dollar Equivalent of $175,000,000 LESS the aggregate amount of all reductions made to all Revolving Loan Commitments pursuant to subsections 2.4A(ii) and 2.4.A(iii), (2) for the period from and including January 1, 2001 to but excluding January 1, 2002, the Dollar Equivalent of $150,000,000 LESS the aggregate amount of all reductions made to all Revolving Loan Commitments pursuant to subsections 2.4A(ii) and 2.4.A(iii), and (3) for the period from and including January 1, 2002 through and including the Commitment Termination Date, the Dollar Equivalent of $125,000,000 LESS the aggregate amount of all reductions made to all Revolving Loan Commitments pursuant to subsections 2.4A(ii) and 2.4.A(iii).

                  "PERMITTED DISCRETION" means Administrative Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Administrative Agent's Liens thereon or the amount which Administrative Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Administrative Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Borrower or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment, Eligible Real Property and Eligible Intellectual Property, as well as any of the following: (i) the financial and business climate of any Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to any such Borrower's Accounts, (iii) changes in demand for, and pricing of, any such Borrower's Inventory, (iv) changes in any concentration of risk with respect to such Accounts, Inventory, Equipment, Real Property Assets or Intellectual Property, and (v) any other factors that change the credit risk of lending to any Borrower on the security of such Accounts, Inventory, Equipment, Real Property Assets or Intellectual Property, including without limitation any foreign exchange risks or uncertainties. The burden of establishing lack of good faith shall be on Borrowers.

                  "SECOND AMENDMENT EFFECTIVE DATE" means the date on which that certain Second Amendment to Credit Agreement dated as of January 12, 1999 by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Syndication Agent becomes effective in accordance with its terms, which date shall be no later than January 13, 1999.

                  "STONINGTON 1999 EQUITY CONTRIBUTION" means the equity contribution by Stonington Equity Sub to Company through Holdings of the Contributed Accounts.

                  "STONINGTON EQUITY SUB" means Stonington Financing Inc., a Delaware corporation and an Affiliate of Stonington."

         1.3      AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND
                  LOANS.

                  A. ALLOCATION OF REVOLVING LOAN COMMITMENTS; NOTICES OF ALLOCATION. Subsection 2.1A(i)(b) of the Credit Agreement is hereby amended by deleting the reference to "$175,000,000" contained therein and substituting "the Maximum Letter of Credit Amount" therefor.

                  B. LIMITATION ON REVOLVING LOANS. Subsection 2.1A(i)(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  (c) LIMITATION ON REVOLVING LOANS. Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitations that:

                           (1) in no event shall the Total Utilization of
                  Commitments for all Borrowers then in effect exceed the Maximum Revolving Loan Commitments for all Borrowers then in effect;

                           (2) in no event shall the Total Utilization of
                  Commitments for any Borrower then in effect exceed the Maximum Revolving Loan Commitments for such Borrower then in effect;

                           (3) in no event shall the Total Utilization of
                  Commitments for all Borrowers then in effect exceed the Borrowing Base for all Borrowers then in effect; and

                           (4) with respect to any Borrower, in no event shall
                  the Dollar Equivalent of the sum of (x) the aggregate principal amount of all outstanding Revolving Loans made to such Borrower (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied in the case of all Borrowers) PLUS (y) in the case of Company, the aggregate principal amount of all outstanding Swing Line Loans made to Company, exceed the Revolving Loan Suballocation for such Borrower then in effect."

                  C. SWING LINE LOANS. Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the second paragraph contained therein in its entirety and substituting the following therefor:

                  "Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitations that:

                           (1) in no event shall the Total Utilization of
                  Commitments for all Borrowers then in effect exceed the Maximum Revolving Loan Commitments for all Borrowers then in effect;

                           (2) in no event shall the Total Utilization of
                  Commitments for Company then in effect exceed the Maximum Revolving Loan Commitments for Company then in effect;

                           (3) in no event shall the Total Utilization of
                  Commitments for all Borrowers then in effect exceed the Borrowing Base for all Borrowers then in effect; and

                           (4) in no event shall the Dollar Equivalent of the
                  sum of (x) the aggregate principal amount of all outstanding Revolving Loans made to Company (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans, or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (y) the aggregate principal amount of all outstanding Swing Line Loans made to Company, exceed the Revolving Loan Suballocation for Company then in effect."

                  D. RATE OF INTEREST. Subsection 2.2A of the Credit Agreement is hereby amended by deleting the last paragraph contained therein in its entirety and substituting the following therefor:

                  "Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xvii), each of the Applicable Base Rate Margin and the Applicable Offshore Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the first day of the Fiscal Quarter immediately succeeding the Fiscal Quarter in which Administrative Agent receives such Margin Determination Certificate; PROVIDED that if a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xvii), the highest "Applicable Base Rate Margin" and "Applicable Offshore Rate Margin", as the case may be, shall be applicable from such time until delivery of the succeeding Margin Determination Certificate; PROVIDED FURTHER that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Borrowers than should be afforded by the actual calculation of the Consolidated Leverage Ratio, each Borrower shall promptly pay additional interest, letter of credit fees and all other applicable fees, as the case may be, to correct for such error."

                  E. PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. Subsection 2.4A(iii)(a) of the Credit Agreement is hereby amended by deleting the proviso contained therein in its entirety and substituting the following therefor:

                  "PROVIDED, HOWEVER, that up to $10,000,000 of Net Asset Sale Proceeds received by Borrowers and their respective Subsidiaries from Asset Sales permitted under subsection 7.7(iv) shall be used to prepay Loans, but shall not be required to be used to permanently reduce Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a), so long as such proceeds are reinvested by Borrowers or their Subsidiaries within 180 days after receipt of such proceeds in similar assets of similar fair market value."

                  F. PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF EQUITY SECURITIES. Subsection 2.4A(iii)(d) of the Credit Agreement is hereby amended by deleting the "." at the end of the first sentence contained therein and substituting the following therefor:

                  "; PROVIDED, HOWEVER, that the Net Equity Proceeds from the equity contribution made to Company by Stonington Equity Sub pursuant to subsection 6.12(i) shall be excluded from the provisions of this subsection 2.4A(iii)(d)."

                  G. PREPAYMENTS DUE TO RESTRICTIONS OF REVOLVING LOAN COMMITMENTS OR CURRENCY FLUCTUATIONS. Subsection 2.4A(iii)(g) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  (g) PREPAYMENTS DUE TO RESTRICTIONS OF REVOLVING LOAN COMMITMENTS OR CURRENCY FLUCTUATIONS. If (I) on any Computation Date Administrative Agent shall have determined that the Total Utilization of Commitments exceeds the Maximum Revolving Loan Commitments (whether for a particular Borrower or all Borrowers) because of a change in applicable rates of exchange between Dollars and Offshore Currencies,
         (II) at any time the Total Utilization of Commitments for all Borrowers exceeds the Maximum Revolving Loan Commitments for all Borrowers then in effect, (III) the Total Utilization of Commitments for any Borrower exceeds the Maximum Revolving Loan Commitments for such Borrower then in effect, or (IV) the Total Utilization of Commitments for all Borrowers exceeds the Borrowing Base for all Borrowers then in effect, then Administrative Agent shall give notice to the applicable Borrower(s) that a prepayment is required under this subsection 2.4A(iii)(g), and (1) in the case of Company, Company shall promptly
         (x) prepay FIRST its Swing Line Loans and SECOND its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit, and
         (2) in the case of a Borrower other than Company, such Borrower shall promptly (x) prepay its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit, in each case to the extent necessary so that the Total Utilization of Commitments shall not exceed the Maximum Revolving Loan Commitments (whether for such Borrower or all Borrowers) then in effect or the Borrowing Base for all Borrowers then in effect, as the case may be."

         1.4      AMENDMENTS TO SECTION 3: LETTERS OF CREDIT.

                  A. Subsection 3.1A(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  (i) any Letter of Credit if, after giving effect to such issuance, (I) the Total Utilization of Commitments for all Borrowers would exceed (x) the Maximum Revolving Loan Commitments for all Borrowers then in effect or (y) the Borrowing Base for all Borrowers then in effect, or (II) the Total Utilization of Commitments for any Borrower would exceed the Maximum Revolving Loan Commitments for such Borrower then in effect;"

                  B. Subsection 3.1A(ii) of the Credit Agreement is hereby amended by deleting the reference to "$175,000,000" contained therein and substituting "the Maximum Letter of Credit Amount" therefor.


         1.5      AMENDMENTS TO SECTION 6:  BORROWERS' AFFIRMATIVE COVENANTS.

                  A. MONTHLY FINANCIALS. Subsection 6.1(i) of the Credit Agreement is hereby amended by (1) deleting the reference to "45 days" contained therein and substituting "30 days" therefor, (2) deleting the reference to "and" immediately after clause (a) contained in such subsection 6.1(i), and (3) deleting the ";" at the end of clause (b) contained therein and substituting the following:

                  , and (c) a report comparing the achievements of Company with respect to contract margin improvement, collection of Accounts and disposition of stale Inventory against the corresponding figures from the Financial Plan for the current Fiscal Year;"

                  B. QUARTERLY FINANCIALS. Subsection 6.1(ii) of the Credit Agreement is hereby amended by:

                           (1) deleting the reference to "within 45 days after
the end of each Fiscal Quarter" contained therein and substituting the following therefor:

                  "within (x) 45 days after the end of each Fiscal Quarter (other than the Fiscal Quarter ended on September 30, 1999) and (y) 31 days after the end of the Fiscal Quarter ended on September 30, 1999"; and

                           (2) adding at the end of such subsection 6.1(ii) the
following as a new proviso:

                  "PROVIDED, HOWEVER, that Company will deliver to Administrative Agent and Lenders, as soon as available and in any event within 30 days after August 31, 1999, the consolidated and consolidating (by Region and by product line) balance sheets of each Borrower and its Subsidiaries as at the end of the eight-consecutive month period ended on August 31, 1999 and the related consolidated and consolidating (by Region and by product line) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for the eight-consecutive month period ended on August 31, 1999, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at August 31, 1999 and the results of their operations and their cash flows for the eight-consecutive month period ended August 31, 1999, subject to changes resulting from audit and normal year-end adjustments."

                  C. BORROWING BASE CERTIFICATES. Subsection 6.1 of the Credit Agreement is hereby amended by (1) renumbering the existing subsection 6.1(xx) as subsection 6.1(xxii) and (2) adding a new subsection 6.1(xx) and a new subsection 6.1(xxi) as follows:

                  (xx) BORROWING BASE CERTIFICATE: (a) as soon as available and in any event within thirty (30) days after the last Business Day of each month ending after the Second Amendment Effective Date or (b) as soon as available and in any event within three (3) Business Days after a written request from Administrative Agent, a Borrowing Base Certificate dated as of the last Business Day of such month or such date of request, as applicable, together with any additional schedules and other information as Administrative Agent may reasonably request, and such Borrowing Base Certificate shall, with respect to Equipment, Real Property Assets and Intellectual Property, use the most recently available appraised values for Equipment, Real Property Assets and Intellectual Property;

                  (xxi) PAYMENTS RELATING TO THE SENIOR SUBORDINATED NOTES: five
         (5) days prior to Company, directly or indirectly, declaring, ordering, paying, making or setting apart any sum for any Restricted Junior Payment in respect of the Senior Subordinated Notes a written notice from Company specifying its intent to declare, order, pay, make or set apart such sum for such Restricted Junior Payment, the amount of such Restricted Junior Payment and the date such payment is to be made; and"

                  D. INSPECTION; AUDITS; APPRAISALS; LENDER MEETING. Subsection
6.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         6.5      INSPECTION; AUDITS; APPRAISALS; LENDER MEETING.

                  A. INSPECTION RIGHTS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent (which may include representatives of any Lender at such Lender's expense) to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion).

                  B. AUDITS AND APPRAISALS. Upon the request of Administrative Agent, each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct one or more audits of all Accounts and Inventory of Loan Parties and one or more appraisals of all Equipment, Real Property Assets and Intellectual Property of Loan Parties, in each case during each twelve-month period after the Second Amendment Effective Date (exclusive of any audits or appraisals required under subsection 6.12(ii) (the "BASE AUDITS AND APPRAISALS")), or upon the occurrence and during the continuation of an Event of Default, such additional audits of Accounts and Inventory and appraisals of Equipment, Real Property Assets and Intellectual Property as Administrative Agent may require, each such audit and/or appraisal to be substantially similar in scope and substance to the Base Audits and Appraisals, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                  C. LENDER MEETING. Without in any way limiting the foregoing, each Borrower will participate in a meeting of Administrative Agent and Lenders at least once during each Fiscal Year to be held at such Borrower's corporate offices (or such other location as may be agreed to by such Borrower and Administrative Agent) at such time as may be agreed to by such Borrower and Administrative Agent."

                  E. MATTERS RELATING TO SECOND AMENDMENT. Section 6 of the Credit Agreement is hereby amended by adding at the end of said Section 6 a new subsection 6.12 as follows:

          6.12    MATTERS RELATING TO SECOND AMENDMENT.

                  (i) EQUITY CONTRIBUTION; INVESTMENT AGREEMENT. No later than January 29, 1999, Stonington Equity Sub shall have contributed the Stonington 1999 Equity Contribution to Company through Holdings. Stonington Equity Sub and Holdings shall have executed and delivered the Investment Agreement and none of the parties thereto shall enter into any agreement which purports to materially amend, supplement or otherwise modify such Investment Agreement without the written consent of Requisite Lenders, as contemplated under the Investment Agreement. In the event that Company has not collected the full amount of the Contributed Accounts on or before July 28, 1999, Holdings shall deliver the Notice of Investment Date and Amount (as defined in the Investment Agreement) to Stonington Equity Sub within the times specified in the Investment Agreement and Stonington Equity Sub shall invest in Holdings an amount in Cash of up to $5,000,000 (the "INVESTMENT AMOUNT") within the times specified in the Investment Agreement, but in any event no later than September 15, 1999, in each case pursuant to the Investment Agreement; PROVIDED, HOWEVER, that in the event that Company, through Holdings, exchanges uncollected or deficient Contributed Accounts for such Investment Amount, the face value of such uncollected or deficient Contributed Accounts so exchanged shall not exceed the Investment Amount. Upon receipt of the Investment Amount, Holdings shall immediately contribute, as common equity, the Investment Amount to Company.

                  (ii) AUDITS AND APPRAISALS OF CERTAIN ASSETS OF BORROWERS. Administrative Agent shall have received (x) no later than 30 days after the Second Amendment Effective Date, completed audits of Accounts and Inventory of Borrowers located in North America from PricewaterhouseCoopers LLP or such other independent auditors satisfactory to Administrative Agent, (y) no later than 60 days after the Second Amendment Effective Date, completed audits of Accounts and Inventory of Borrowers located outside of North American from one or more independent auditors satisfactory to Administrative Agent, and (z) no later than 120 days after the Second Amendment Effective Date, completed appraisals from one or more independent appraisers satisfactory to Administrative Agent with respect to (1) all Equipment of Borrowers and (2) such other assets of Borrowers deemed by Administrative Agent to require appraisals, in each case such audits or appraisals shall be in form, scope and substance satisfactory to Administrative Agent and, with respect to the appraisals, satisfying the requirements of, and to the extent required under, any applicable laws and regulations. Notwithstanding any other provision contained herein to the contrary, Borrowers shall pay all costs and expenses of PricewaterhouseCoopers LLP and any other independent auditors or appraisers relating to the audits and appraisals referenced in this subsection 6.12(ii)."

                  F. CASH MAINTENANCE. Section 6 of the Credit Agreement is hereby further amended by adding at the end of said Section 6 a new subsection
6.13 as follows:

         6.13    CASH MAINTENANCE.

                           Each Borrower shall, and shall cause each of its Subsidiaries to, (x) deposit, transfer and otherwise maintain all Cash in Deposit Accounts established and maintained with Lenders and (y) maintain all Cash Equivalents with Lenders. Any Cash of a Borrower not on deposit or otherwise maintained in a Deposit Account established and maintained with a Lender and any Cash Equivalents not maintained with a Lender, in each case as of the Second Amendment Effective Date, shall be transferred by such Borrower to a Deposit Account established and maintained with a Lender or to a Lender, as the case may be, no later than thirty (30) days after the Second Amendment Effective Date. In the event that a Lender is replaced pursuant to subsection 2.8 or a financial institution is no longer a Lender under this Agreement, then all Cash and Cash Equivalents maintained with such former Lender shall be transferred to a Lender no later than thirty (30) days after such former Lender is replaced or is no longer a Lender, as the case may be."


         1.6      AMENDMENTS TO SECTION 7:  BORROWERS' NEGATIVE COVENANTS.

                  A. INDEBTEDNESS. Subsection 7.1(ix) of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" contained therein and substituting "$7,500,000" therefor.

                  B. INVESTMENTS; JOINT VENTURES. Subsection 7.3(vii) of the Credit Agreement is hereby amended by deleting the reference to "7.7(v)" contained therein and substituting "7.7(iv)" therefor.

                  C. RESTRICTED JUNIOR PAYMENTS. Subsection 7.5 of the Credit Agreement is hereby amended by deleting in its entirety clause (i) set forth in the proviso contained in such subsection 7.5 and substituting the following therefor:

                  (i) Company may make payments of regularly scheduled interest in respect of the Senior Subordinated Notes, in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture (PROVIDED that Company may make such regularly scheduled interest payments only on the scheduled interest payment dates specified in the Senior Subordinated Notes and Senior Subordinated Note Indenture and Company may not prepay or otherwise pay in advance any amounts payable under the Senior Subordinated Notes or the Senior Subordinated Note Indenture on a date other than the applicable scheduled payment date specified in the Senior Subordinated Notes or Senior Subordinated Note Indenture, as the case may be);"

                  D. MINIMUM FIXED CHARGE RATIO. Subsection 7.6A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  A. MINIMUM FIXED CHARGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative ratio indicated:


                     PERIOD                       MINIMUM FIXED CHARGE RATIO
                 December 31, 1999                        0.75:1.00

                 March 31, 2000                           0.90:1.00
                 June 30, 2000                            0.95:1.00
                 September 30, 2000                       1.05:1.00
                 December 31, 2000                        1.15:1.00

                 March 31, 2001                           1.20:1.00
                 June 30, 2001                            1.25:1.00
                 September 30, 2001                       1.30:1.00
                 December 31, 2001                        1.40:1.00

                 March 31, 2002                           1.50:1.00
                 June 30, 2002                            1.50:1.00
                 September 30, 2002                       1.50:1.00
                 December 31, 2002                        1.50:1.00
                    and thereafter


         ; PROVIDED that Company shall not be subject to a minimum ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for the four-Fiscal Quarter periods ending on March 31, 1999, June 30, 1999 and September 30, 1999 only."

                  E. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Subsection 7.6B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  B. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit its Consolidated Leverage Ratio for any four-fiscal Quarter period ending on any of the dates set forth below to exceed the correlative ratio indicated:


                                                    MAXIMUM CONSOLIDATED
                     PERIOD                            LEVERAGE RATIO
                 March 31, 2000                           10.00:1.00
                 June 30, 2000                             9.00:1.00
                 September 30, 2000                        8.00:1.00
                 December 31, 2000                         6.75:1.00

                 March 31, 2001                           6.75:1.00
                 June 30, 2001                            6.50:1.00
                 September 30, 2001                       6.00:1.00
                 December 31, 2001                        5.50:1.00

                 March 31, 2002                           5.50:1.00
                 June 30, 2002                            5.50:1.00
                 September 30, 2002                       5.00:1.00
                 December 31, 2002                        4.75:1.00
                    and thereafter


         ; PROVIDED that Company shall not be subject to a maximum Consolidated Leverage Ratio for the four-Fiscal Quarter periods ending on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999 only; PROVIDED, HOWEVER, that Company shall not permit its Consolidated Total Debt as of the last day of any Fiscal Quarter ending on any dates set forth below to exceed the correlative amount indicated:


                                                   MAXIMUM CONSOLIDATED
                     PERIOD                              TOTAL DEBT
                  March 31, 1999                          $475,000,000
                  June 30, 1999                           $475,000,000
                  September 30, 1999                      $475,000,000
                  December 31, 1999                       $450,000,000"



                  F. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  C. MINIMUM CONSOLIDATED ADJUSTED EBITDA.

                          (i) Company shall not permit Consolidated Adjusted EBITDA for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending on any of the dates set forth below to be less than the correlative amount indicated:


                                               MINIMUM CONSOLIDATED
                     PERIOD                      ADJUSTED EBITDA
                  March 31, 1999                      $(5,000,000)
                  June 30, 1999                       $  7,000,000
                  September 30, 1999                   $20,000,000
                  December 31, 1999                    $38,000,000

                  March 31, 2000                       $45,000,000
                  June 30, 2000                        $50,000,000
                  September 30, 2000                   $55,000,000
                  December 31, 2000                    $63,000,000

                  March 31, 2001                       $64,000,000
                  June 30, 2001                        $66,000,000
                  September 30, 2001                   $69,000,000
                  December 31, 2001                    $73,000,000

                  March 31, 2002                       $74,000,000
                  June 30, 2002                        $75,000,000
                  September 30, 2002                   $76,000,000
                  December 31, 2002                    $78,000,000
                     and thereafter


         ; PROVIDED that, for purposes of this subsection 7.6C only, (i) with respect to the Fiscal Quarter ended on March 31, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding one Fiscal Quarter period; (ii) with respect to the Fiscal Quarter ended on June 30, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding two-consecutive Fiscal Quarter period; (iii) with respect to the Fiscal Quarter ended on September 30, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding three-consecutive Fiscal Quarter period; and (iv) for each subsequent Fiscal Quarter after the Fiscal Quarter ended on September 30, 1999, Consolidated Adjusted EBITDA shall be for the immediately preceding four-consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending on any of the dates set forth above.

                           (ii) Company shall not permit Consolidated Adjusted EBITDA for the eight-consecutive month period ended on August 31, 1999 to be less than $13,500,000; PROVIDED that if (a) Company fails to comply with this subsection 7.6C(ii) and Administrative Agent, on behalf of Lenders, delivers to the trustee under the Senior Subordinated Note Indenture (the "TRUSTEE") a Blockage Notice (as defined in the Senior Subordinated Note Indenture), such notice to be delivered in accordance with the terms of the Senior Subordinated Note Indenture, (b) Administrative Agent and Lenders receive from Company on or before October 31, 1999 the financial statements required to be delivered under subsection 6.1(ii) for the Fiscal Quarter ended on September 30, 1999, (c) such financial statements demonstrate that Company is in compliance with the provisions of subsection 7.6 for the period ended on September 30, 1999, and (d) no other Event of Default or Potential Event of Default shall have occurred and be continuing, then Administrative Agent, on behalf of Lenders, shall send to the Trustee no later than November 10, 1999 a notice terminating the Payment Blockage Period (as defined in the Senior Subordinated Note Indenture) resulting from the Blockage Notice delivered pursuant to the immediately preceding proviso."

                  G. MINIMUM CONSOLIDATED NET WORTH. Subsection 7.6D of the Credit Agreement is hereby amended by deleting it in its entirety.

                  H. MINIMUM ASSET COVERAGE. Subsection 7.6E is hereby amended by deleting subsection 7.6E in its entirety.

                  I. RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. Subsection 7.7 of the Credit Agreement is hereby amended by (1) deleting in its entirety the reference to "all or any part of its business, property or fixed assets" in the introductory paragraph of such subsection 7.7 and substituting "all or any part of its business, property or fixed assets (including without limitation any Accounts or other accounts receivables)"; (2) deleting clause (iii) of such subsection 7.7 in its entirety; and (3) renumbering clauses (iv) and (v) as clauses (iii) and (iv) respectively.

                  J. CONSOLIDATED CAPITAL EXPENDITURES. Subsection 7.8 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         7.8     CONSOLIDATED CAPITAL EXPENDITURES.

                           No Borrower shall nor shall any Borrower permit any of its Subsidiaries to make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year:


                                               MAXIMUM CONSOLIDATED
                   FISCAL YEAR                 CAPITAL EXPENDITURES

                 Fiscal Year 1999                   $15,000,000
                 Fiscal Year 2000 and each
                 Fiscal Year thereafter             $20,000,000


                  K. DISPOSAL OF SUBSIDIARY STOCK. Subsection 7.11 of the Credit Agreement is hereby amended by deleting the reference to "7.7(i) and (v)" contained therein and substituting "7.7(i) and (iv)" therefor.


         1.7      AMENDMENTS TO SECTION 8: EVENTS OF DEFAULT.

                  A. BREACH OF CERTAIN COVENANTS. Subsection 8.3 of the Credit Agreement is hereby deleted in its entirety and substituting the following therefor:

         8.3     BREACH OF CERTAIN COVENANTS.

                           Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or failure of Company to deliver at the times specified in subsection 6.1(ii) the financial statements required under the proviso set forth in subsection 6.1(ii) or the financial statements for the Fiscal Quarter ended on September 30, 1999 required under subsection 6.1(ii); or"

                  B. FAILURE TO MAKE STONINGTON 1999 EQUITY CONTRIBUTION; FAILURE TO PERFORM UNDER INVESTMENT AGREEMENT. Section 8 of the Credit Agreement is hereby amended by (i) deleting the ":" at the end of subsection 8.16 contained therein and substituting "; or" therefor, and (ii) adding immediately after subsection 8.16 the following as a new subsection 8.17 and new subsection 8.18:

         8.17    FAILURE TO MAKE STONINGTON 1999 EQUITY CONTRIBUTION.

                           Stonington Equity Sub shall have failed to contribute to Company the Stonington 1999 Equity Contribution on or before January 29, 1999; or

         8.18     FAILURE TO PERFORM UNDER INVESTMENT AGREEMENT.

                           Holdings shall have failed to deliver the Notice of Investment Date and Amount (as defined in the Investment Agreement) to Stonington Equity Sub within the times specified in the Investment Agreement or Holdings shall have failed to perform its other obligations under the Investment Agreement, or Stonington Equity Sub shall have failed to invest in Holdings, within the times specified in the Investment Agreement, the full amount of the Investment Amount (as defined in subsection 6.12(i)) in Cash:"

         1.8      AMENDMENTS TO EXHIBITS.

                  A. COMPLIANCE CERTIFICATE. ATTACHMENT I to EXHIBIT VI to the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor a new ATTACHMENT I substantially in form of ANNEX A annexed hereto.

                  B. BORROWING BASE CERTIFICATE. The Exhibits to the Credit Agreement are hereby amended by adding a new EXHIBIT XXVI (Form of Borrowing Base Certificate) thereto substantially in the form of ANNEX B annexed hereto.

         1.9      AMENDMENTS TO SCHEDULES.

                  The Schedules to the Credit Agreement are hereby amended by adding a new SCHEDULE 1.1(B) (Contributed Accounts) thereto substantially in the form of ANNEX C annexed hereto.


         1.10     AMENDMENTS TO SECURITY AGREEMENT EXECUTED BY HOLDINGS.

                  The Security Agreement executed and delivered by Holdings on the Effective Date (the "HOLDINGS SECURITY AGREEMENT") is hereby amended by deleting SCHEDULE I annexed thereto in its entirety and substituting therefor a new SCHEDULE I substantially in the form of ANNEX D annexed hereto.


         1.11     AMENDMENTS TO SECURITY AGREEMENT EXECUTED BY COMPANY.

                  The Security Agreement executed and delivered by Company on the Effective Date (the "COMPANY SECURITY AGREEMENT") is hereby amended as follows:

                           (i) by deleting the reference to "Secured Party" contained in Section 1(e) of such Company Security Agreement and substituting "Secured Party or any Lender" therefor; and

                           (ii) by deleting SCHEDULE I annexed thereto in its entirety and substituting therefor a new SCHEDULE I substantially in the form of ANNEX E annexed hereto.


SECTION 2.        LIMITED WAIVER.

                  A. LIMITED WAIVER. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers herein contained, Lenders hereby waive compliance with the provisions of subsections 7.6 and 7.8 of the Credit Agreement to the extent, and only to the extent, necessary to permit:

                  (i) the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges for the four-Fiscal Quarter period ending on September 30, 1998 and the four-Fiscal Quarter period ending on December 31, 1998 to be less than the correlative ratios set forth in the table contained in subsection 7.6A;

                  (ii) the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on September 30, 1998 and the four-Fiscal Quarter period ending on December 31, 1998 to be higher than the correlative ratios set forth in the table contained in subsection 7.6B;

                  (iii) the Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on September 30, 1998 and the four-Fiscal Quarter period ending on December 31, 1998 to be lower than the correlative amounts set forth in the table contained in subsection 7.6C;

                  (iv) the Consolidated Net Worth for the period ending on September 30, 1998 and the period ending on December 31, 1998 to be lower than the correlative amounts set forth in the table contained in subsection 7.6D; and

                  (v) the Consolidated Capital Expenditures for Fiscal Year 1998 to be higher than the correlative amount set forth in the proviso contained in subsection 7.8.

                  B. LIMITATION OF WAIVER. Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsections 7.6 and 7.8 of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver of compliance by Borrowers with respect to (i) subsections 7.6 and 7.8 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the noncompliance of Borrowers of the financial covenants described above or otherwise); or

                  (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3.        CONDITIONS TO EFFECTIVENESS

                  Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

                  A. BORROWER DOCUMENTS. On or before the Second Amendment Effective Date, each Borrower shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

                  1. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  2. Signature and incumbency certificates of their respective officers executing this Amendment; and

                  3. Six executed copies of this Amendment.

                  B. EXECUTION OF AMENDMENT BY REQUISITE LENDERS. On or before the Second Amendment Effective Date, Requisite Lenders shall have executed and delivered copies of this Amendment to Administrative Agent.

                  C. INVESTMENT AGREEMENT. On or before the Second Amendment Effective Date, Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Investment Agreement.

                  D. BORROWING BASE. On or before the Second Amendment Effective Date, Borrowers shall have delivered to Administrative Agent a Borrowing Base Certificate, substantially in the form of ANNEX B annexed hereto, prepared as of a recent date prior to the Second Amendment Effective Date. For purposes of calculating the Eligible Equipment, Eligible Real Property and Eligible Intellectual Property for such Borrowing Base Certificate delivered pursuant to this Section 3D, Borrowers may use the appraised values for Equipment, Real Property Assets and Intellectual Property as determined in August 1996, which values are set forth on SCHEDULE I annexed hereto.

                  E. FEES. On or before the Second Amendment Effective Date, Company shall pay (x) an amendment fee, for each Lender which executes this Amendment on or before the Second Amendment Effective Date, equal to each such Lender's Pro Rata Share of 0.500% of the Revolving Loan Commitments, all such amendment fees to be paid to Administrative Agent for distribution to the applicable Lenders, and (y) such other fees payable on or before the Second Amendment Effective Date.

                  F. OTHER PROCEEDINGS. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

SECTION 4.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

                  C. NO CONFLICT. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of such Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Borrower or any of its Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by each Borrower and are the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. Other than the Events of Default waived pursuant to Section 2 hereof, no event has occurred and is continuing, and no event will result from the consummation of the transactions contemplated by this Amendment, in each case that would constitute an Event of Default or a Potential Event of Default. Neither Holdings nor Company nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


SECTION 5.        ACKNOWLEDGEMENT AND CONSENT

                  Company is a party to certain Guaranties and each Borrower is a party to certain Collateral Account Agreements, Security Agreements, Pledge Agreements, Trademark Security Agreements, Patent Security Agreements and Mortgages pursuant to which such Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Holdings is a party to a Guaranty and certain Security Agreements and Pledge Agreements pursuant to which Holdings has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure its obligations under the Guaranty. Goss Realty, L.L.C., a Delaware limited liability company ("GOSS REALTY") is a party to a Subsidiary Guaranty pursuant to which Goss Realty has guarantied the Obligations. Each Borrower, Holdings and Goss Realty are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and all such Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Amended Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than the Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


SECTION 6.  MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                           GOSS GRAPHIC SYSTEMS, INC.,
                                           as a Borrower


                                           By:
                                           Title:


                                           GOSS GRAPHIC SYSTEMS LIMITED,
                                           as a Borrower


                                           By:
                                           Title:


                                           GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                           as a Borrower


                                           By:
                                           Title:


                                           GOSS GRAPHIC SYSTEMS JAPAN
                                           CORPORATION, as a Borrower


                                           By:
                                           Title:

                                           GGS HOLDINGS, INC.,
                                           as a Credit Support Party


                                           By:
                                           Title:


                                           GOSS REALTY, L.L.C.,
                                           as a Credit Support Party


                                           By:
                                           Title:

                                           LENDERS:

                                           BANKERS TRUST COMPANY,
                                           as Administrative Agent and as a
                                           Lender


                                           By:
                                           Title:

                                           CREDIT SUISSE FIRST BOSTON,
                                           as Syndication Agent and as a Lender


                                           By:
                                           Title:


                                           By:
                                           Title:

                                           THE BANK OF NOVA SCOTIA,
                                           as a Lender


                                           By:
                                           Title:

                                           BANK OF AMERICA NATIONAL TRUST &
                                           SAVINGS ASSOCIATION, as a Lender


                                           By:
                                           Title:

                                           THE BANK OF NEW YORK,
                                           as a Lender


                                           By:
                                           Title:

                                           NATIONSBANK, N.A.,
                                           as a Lender


                                           By:
                                           Title:

                                           CREDIT AGRICOLE INDOSUEZ,
                                           as a Lender


                                           By:
                                           Title:


                                           By:
                                           Title:

                                           DEUTSCHE FINANCIAL SERVICES
                                           CORPORATION, as a Lender and
                                           as an Indemnifying Lender


                                           By:
                                           Title:

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as a Lender


                                           By:
                                           Title:

                                           THE FUJI BANK, LIMITED,
                                           as a Lender


                                           By:
                                           Title:

                                           HARRIS TRUST AND SAVINGS BANK,
                                           as a Lender


                                           By:
                                           Title:

                                           THE INDUSTRIAL BANK OF JAPAN TRUST
                                           COMPANY, as a Lender and as an
                                           Indemnifying Lender


                                           By:
                                           Title:

                                           LASALLE NATIONAL BANK,
                                           as a Lender


                                           By:
                                           Title:

                                           NATIONAL BANK OF CANADA, A CANADIAN
                                           CHARTERED BANK, as a Lender


                                           By:
                                           Title:


                                           By:
                                           Title:

                                           THE SANWA BANK, LIMITED, CHICAGO
                                           BRANCH, as a Lender


                                           By:
                                           Title:

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as a Lender


                                           By:
                                           Title:

                                           NATIONAL WESTMINSTER BANK PLC, as a
                                           Lender


                                           By:
                                           Title:  Manager

                                           BARCLAYS BANK PLC,
                                           as a Lender


                                           By:
                                           Title:

                                           DRESDNER BANK AG, NEW YORK AND GRAND
                                           CAYMAN BRANCHES, as a Lender


                                           By:
                                           Title:


                                           By:
                                           Title:

                                           CIBC INC., as a Lender and
                                           as an Indemnifying Lender


                                           By:
                                           Title: